   As filed with the Securities and Exchange Commission on August 7, 1998
                                                       Registration No. 333-
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933

                             --------------------

                          LIFECORE BIOMEDICAL, INC.
            (Exact name of registrant as specified in its charter)

            Minnesota                                           41-0948334
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                             3515 Lyman Boulevard
                           Chaska, Minnesota 55318
                               (612)  368-4300
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       James W. Bracke                Copy to:             Amy E. Ayotte
  Lifecore Biomedical, Inc.                             Dorsey & Whitney LLP
    3515 Lyman Boulevard                               220 South Sixth Street
   Chaska, Minnesota 55318                              Minneapolis, MN 55402
       (612)  368-4300                                     (612) 340-6323
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             --------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                             CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                         Proposed          Proposed
    Title of Each          Amount         Maximum           Maximum            Amount of
 Class of Securities       to be       Offering Price      Aggregate         Registration
   to be Registered      Registered(1)   Per Share*      Offering Price*          Fee
-------------------------------------------------------------------------------------------
     Common Stock
   ($.01 par value)        28,413          $11.00           $312,543             $92.20
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

* Estimated solely for purposes of computing the registration fee and based upon the average of the high and low sales prices for such Common Stock on August 4, 1998, as reported on the Nasdaq National Market.

                             --------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                  PROSPECTUS

                          LIFECORE BIOMEDICAL, INC.

                             --------------------

                               28,413 SHARES OF
                                 COMMON STOCK
                               ($.01 PAR VALUE)

                             --------------------

          This Prospectus relates to an aggregate of 28,413 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Lifecore Biomedical, Inc., a Minnesota corporation ("Lifecore" or the "Company"), that may be sold from time to time by the shareholder named herein (the "Selling Shareholder"). See "Selling Shareholder." The Company will not receive any proceeds from the sale of the Shares. The Company has agreed to pay the expenses of registration of the Shares, including legal and accounting fees.

     The Shares offered hereby were acquired by the Selling Shareholder in a private transaction in July 1998. The Shares are "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"), prior to their sale hereunder. This Prospectus has been prepared for the purpose of registering the Shares under the Securities Act to allow for future sales by the Selling Shareholder to the public without restriction. The Selling Shareholder may be deemed to be an "underwriter" within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

     Any or all of the Shares may be offered from time to time in transactions on the Nasdaq National Market in brokerage transactions at prevailing market prices or in transactions at negotiated prices. See "Plan of Distribution."

     The Shares offered hereby have not been registered under the blue sky or securities laws of any jurisdiction, and any broker or dealer should assure the existence of an exemption from registration or effectuate such registration in connection with the offer and sale of the Shares.

     The Common Stock is traded on the Nasdaq National Market under the trading symbol "LCBM". On August 4, 1998, the last sale price of the Common Stock as reported on the Nasdaq National Market was $11.00 per share.

      THE ACQUISITION AND OWNERSHIP OF THE COMMON STOCK INVOLVE A HIGH DEGREE
        OF RISK.  THE COMMON STOCK SHOULD BE PURCHASED ONLY BY INVESTORS WHO
          ARE ABLE TO AFFORD THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT.
                                (SEE "RISK FACTORS")

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS  THE
             SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                       PROSPECTUS.  ANY REPRESENTATION TO THE
                          CONTRARY IS A CRIMINAL OFFENSE.


     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

               The date of this Prospectus is August           , 1998.

                                  TABLE OF CONTENTS
                                                                           Page
Available Information  . . . . . . . . . . . . . . . . . . . . . . . .       4
Incorporation of Certain Documents by Reference. . . . . . . . . . . .       4
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
Selling Shareholder. . . . . . . . . . . . . . . . . . . . . . . . . .      12
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . .      13
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto which the Company has filed with the Commission under the Securities Act, and to which reference is hereby made. Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. A copy of the Registration Statement is also available on the Commission's EDGAR site on the World Wide Web at: http:\\www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of the Company, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus:

          (a)  the Annual Report on Form 10-K for the year ended June 30,
     1997;

          (b) the Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997, December 31, 1997 and March 31, 1998; and

          (c) the description of the Common Stock contained in the Registration Statement on Form S-2 dated August 30, 1995, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Prospectus and prior to the termination of the offering described herein.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Chief Financial Officer, Lifecore Biomedical, Inc., 3515 Lyman Boulevard, Chaska, Minnesota 55318, telephone number (612) 368-4300.

                                  RISK FACTORS

     PROSPECTIVE INVESTORS IN THE SHARES OFFERED HEREBY SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION APPEARING IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

LACK OF PROFITABILITY; POSSIBLE NEED FOR FUTURE FINANCING

     The Company has experienced losses since 1990 and incurred a loss of $1,033,000 in fiscal 1997. For the period from fiscal 1990 through the first half of fiscal 1994, the losses were attributable to the significant costs incurred in validating and operating the Company's facilities, research and development, and marketing. The losses in the second half of fiscal 1994 and the full fiscal 1995 and 1996 resulted principally from direct charges associated with excess plant capacity, research and development costs for INTERGEL-Registered Trademark Adhesion Prevention Solution ("INTERGEL Solution"), and sales and marketing expenses related to the expanded product offerings of the Company's Oral Restorative Division. The Company incurred a loss of approximately $281,000 for the nine months ended March 31, 1998. As the Hyaluronate Division increases production to meet current and future requirements, the Company's direct charges associated with excess plant capacity will decrease; however, research and development costs for INTERGEL Solution, sales and marketing expenses for the oral restorative products, and personnel costs are increasing.

     The Company's ability to generate positive cash flow from operations and achieve profitability is dependent upon the continued expansion of revenue from its hyaluronate and oral restorative businesses. The Company expects its future cash requirements to be covered by cash generated from anticipated operations. No assurance can be given that the Company will attain and maintain positive cash flow before its capital resources are exhausted. The Company has received waivers through fiscal 1999 with respect to certain covenants in the industrial development revenue bonds used to finance its facility. There can be no assurance that waivers will continue to be granted to the Company after fiscal 1999 and thus, such bonds may be required to be redeemed before maturity. If additional financing is necessary, no assurance can be given that such financing will be available and, if available, will be on terms favorable to the Company and its shareholders.

UNCERTAINTY OF SUCCESSFUL DEVELOPMENT OF NEW HYALURONATE PRODUCTS

     A significant amount of the Company's anticipated growth is dependent on its ability to develop, manufacture and market new product applications for hyaluronate. Such formulations must be developed, tested and, in most cases, approved for use by appropriate government agencies. Once approved as products, they must be manufactured in commercial quantities and marketed successfully. Each of these steps involves significant amounts of time and expense. There can be no assurance that any of these products, if and when fully developed and tested, will perform in accordance with the Company's expectations, that necessary regulatory approvals will be obtained in a timely manner, if at all, or that these products can be successfully and profitably produced and marketed.

     The Company has made a significant investment in the development of a hyaluronate product to reduce the incidence of postsurgical adhesions. Clinical testing of the first generation of this product indicated a need for further development. Additional work led to an Investigational Device Exemption ("IDE") application which was approved in April 1995 by the United States Food and Drug Administration (the "FDA"). A pilot human clinical trial on a second generation product, INTERGEL Solution, was completed at a single United States clinical center in December 1995. Based on the results of the pilot study, the Company initiated a pivotal human clinical trial in March 1996. The Company's ability to make commercial sales of INTERGEL Solution in the United States is dependent upon its receipt of Pre-Market Approval ("PMA") from the FDA. There can be no assurance that the Company's pivotal clinical trial will confirm the statistical significance observed in the pilot trial, or that the PMA will be approved by the FDA within the Company's timetable, or at all. Furthermore, even if INTERGEL Solution is successfully developed and the Company receives a PMA, there can be no assurance that it will receive market acceptance. Failure to achieve significant sales of INTERGEL Solution would have a material adverse effect on future prospects for the Company's operations.

RELIANCE ON MARKETING AND DEVELOPMENT SUPPORT FROM CORPORATE PARTNERS

     The Company has historically developed, manufactured, and marketed its Hyaluronate Division products through long-term strategic alliances with corporate partners. In the case of such relationships, the speed and other aspects of the development project are sometimes outside of the Company's control, as the other party to the relationship often has priorities that differ from those of the Company. Thus, the timing of commercialization of the Company's products under development may be subject to unanticipated delays.

     Further, the Company currently has limited direct sales capabilities in the Hyaluronate Division and generally relies upon its corporate partners for marketing and distribution to end-users. The market success of the Company's hyaluronate products generally will depend upon the size and skill of the marketing organizations of the Company's corporate partners, as well as the level of priority assigned to the marketing of the Company's products by these entities, which may differ from the Company's. Should one or more of the Company's strategic alliances fail to develop or market products as planned, the Company's business may be adversely affected. No assurance can be given that the Company will be able to negotiate acceptable strategic alliances in the future or that current strategic alliances will continue beyond the terms of existing agreements.

     The development contracts into which the Company enters with corporate partners are long-term agreements that are subject to development milestones, product specifications, and other terms. Consequently, future agreement often is required regarding the course and nature of continued development activities. Contractual issues requiring resolution between the parties have arisen in the past and are expected to arise in the ordinary course of the Company's future development activities. There can be no assurance that all such issues will be successfully resolved.

LIMITED DIRECT SALES AND MARKETING RESOURCES

     The Oral Restorative Division markets its products through a direct sales force and a distribution network. Continued growth of the Company's revenues from oral restorative products will depend on the ability of this sales and distribution network to increase the Company's market share by convincing practitioners to use the Company's products over competing established products. No assurance can be given that the sales and distribution network will be successful in increasing or maintaining the Company's market share or sales levels. Failure to increase the market share of these products would adversely affect the Company's results of operations and financial condition.

COMPETITION

     Lifecore is engaged in very competitive segments of the human health care products industry. Competitors of the Hyaluronate and Oral Restorative Divisions in the United States and elsewhere are numerous and include major chemical, dental, medical, and pharmaceutical companies, as well as smaller specialized firms. Many of these competitors have substantially greater capital resources, marketing experience, and research and development resources than the Company. These companies may succeed in developing products that are more effective than any that have been or may be developed by Lifecore and may also prove to be more successful than Lifecore in producing and marketing these products. In addition, the Oral Restorative Division is competing against a number of large established competitors. In order to increase sales, the Division must gain market share from its competitors. There can be no assurance that Lifecore will be able to continue to compete successfully against these competitors.

     The Company's primary development project involves INTERGEL Solution for its potential application in reducing the incidence of postsurgical adhesions. Several companies are pursuing anti-adhesion product development, including Alliance Pharmaceuticals, Inc., Anika Therapeutics, Inc., Biomatrix, Inc., Focal, Inc., Genzyme Corporation ("Genzyme"), Gliatech, Inc., Life Medical Sciences, Inc., Osteotech and W.L. Gore & Associates, Inc. Genzyme also sells an ophthalmic hyaluronate component to Alcon
Laboratories, Inc. ("Alcon"), the Company's largest customer.

     In addition, negative announcements regarding any competitor's products may have a negative impact on the public's perception of the market potential for all similar products, including the Company's products.

     There can be no assurance that product introductions by present or future competitors or future technological or health care innovations will not render Lifecore's products and processes obsolete.

PROTECTION OF PROPRIETARY TECHNOLOGY

     Lifecore's success depends, to a large extent, on its ability to maintain a competitive technological position in its product areas. While certain of Lifecore's patents have been allowed or issued, there can be no assurance that, to the extent issued, the Company's patents will effectively protect its proprietary technology. If other manufacturers were to infringe on its patents, there can be no assurance that the Company would be successful in challenging, or would have adequate resources to challenge, such infringement. Lifecore also relies upon trade secrets, proprietary know-how and continuing technological innovation to develop and maintain its competitive position. There can be no assurance that others will not independently develop such know-how or otherwise obtain access to the Company's technology. While Lifecore's employees, temporary staff, consultants and corporate partners with access to proprietary information are required to enter into confidentiality agreements, there can be no assurance that these agreements will provide the Company with adequate protection from loss of proprietary technology or know-how.

     Under current law, patent applications in the United States are maintained in secrecy until patents are issued, and patent applications in foreign countries are maintained in secrecy for a period after filing. The right to a device patent in the United States is attributable to the first to invent the device, not the first to file a patent application. Accordingly, the Company cannot be sure that its products or technologies do not infringe patents that may be granted in the future pursuant to pending patent applications. The Company has not received any notices alleging, and is not aware of, any infringement by the Company of any other entity's patents relating to the Company's current or anticipated products. There can be no assurance, however, that its products do not infringe any patents or proprietary rights of third parties. In the event that any relevant claims of third-party patents are upheld as valid and enforceable, the Company could be prevented from selling its products or could be required to obtain licenses from the owners of such patents or be required to redesign its products or processes to avoid infringement. There can be no assurance that such licenses would be available or, if available, would be on terms acceptable to the Company or that the Company would be successful in any attempt to redesign its products or processes to avoid infringement. The Company's failure to obtain these licenses or to redesign its products or processes would have a material adverse effect on the Company's business, financial condition, and results of operations.

LACK OF REGULATORY APPROVALS; REGULATION OF EXISTING PRODUCTS

     The Company's products under development are considered to be medical devices and, therefore, they require clearance or approval by the FDA before commercial sales can be made in the United States. The products also require approvals of foreign government agencies before sales may be made in many other countries. The process of obtaining these clearances or approvals varies according to the nature and use of the product. It can involve lengthy and detailed laboratory and clinical testing, sampling activities and other costly and time-consuming procedures. There can be no assurance that any of the required clearances or approvals will be granted on a timely basis, if at all.

     In addition, most of the existing products being sold by the Company and its customers are subject to continued regulation by the FDA, various state agencies and foreign regulatory agencies which regulate manufacturing, labeling and record keeping procedures for such products. Marketing clearances or approvals by these agencies can be withdrawn due to failure to comply with regulatory standards or the occurrence of unforeseen problems following initial clearance or approval. These agencies can also limit or prevent the manufacture or distribution of the Company's products. A determination that the Company is in violation of such regulations could lead to the imposition of civil penalties, including fines, product recalls or product seizures, injunctions, and, in extreme cases, criminal sanctions.

POSSIBLE LIMITATIONS ON ABILITY TO MANUFACTURE PRODUCTS

     The Company has designed its modular facility to permit the production of hyaluronate at levels exceeding current levels of production. However, in the event of a sudden increase in demand for any of the Company's hyaluronate products, the Company will be required to scale-up operations, including the acquisition and validation of additional equipment and training of additional personnel. No assurance can be given that the Company will be able to adequately meet any such demands on a timely basis.

RISK OF INTERRUPTION OF MANUFACTURING

     The Company's manufacturing requires extensive specialized equipment.
In addition, the Company manufactures its hyaluronate products at one facility. Although the Company has contingency plans in effect for certain natural disasters, as well as other unforeseen events which could damage the Company's facilities or equipment, no assurance can be given that any such events will not materially interrupt the Company's business. In the event of such an occurrence, the Company has business interruption insurance to cover lost revenues and profits. However, such insurance would not compensate the Company for the loss of opportunity and potential adverse impact on relations with existing customers created by an inability to produce its products.

DEPENDENCE ON MANAGEMENT

     The Company's success depends in large part upon the services of its executive officers. The executive officers consist of Dr. James W. Bracke, President and Chief Executive Officer; Dennis J. Allingham, Executive Vice President and Chief Financial Officer; Brian J. Kane, Vice President of Marketing and New Business Development; and Colleen M. Olson, Vice President of Corporate Administrative Operations. The loss of any one of these individuals may have a material adverse effect on the Company's business and operations. Dr. Bracke has an employment agreement with the Company which extends through November 2000. Although the Company is the owner and beneficiary of a life insurance policy covering Dr. Bracke, there can be no assurance that the proceeds of such policy will be sufficient to compensate the Company for the loss of his services. The Company does not have employment agreements or life insurance on the other officers.

EXPOSURE TO PRODUCT LIABILITY CLAIMS

     The manufacture and sale of the Company's products entails a risk of product liability claims. In addition to product liability exposure for its own products, the Company may be subject to claims for products of its customers which incorporate Lifecore's materials. The Company maintains product liability insurance coverage of $1.0 million per claim with an aggregate maximum of $2.0 million for all of its products. The Company also carries a $10.0 million umbrella insurance policy which also covers product liability claims. Lifecore Biomedical SpA also carries product liability insurance in the amount of $1.0 million per claim with an aggregate maximum of $2.0 million. However, there can be no assurance that the Company will have sufficient resources if claims exceed available insurance coverage. While the Company has not experienced any product liability claims to date, a product liability claim, or other claim with respect to uninsured liabilities or in excess of insured liabilities, could have a material adverse effect on the business, financial condition and results of operations of the Company. In addition, there can be no assurance that insurance will continue to be available to the Company and that, if available, the insurance will continue to be on commercially acceptable terms.

POSSIBLE VOLATILITY OF SHARE PRICE

     Market prices in the United States for securities of medical technology companies can be highly volatile, and the trading price of the Company's Common Stock could be subject to significant fluctuations in response to quarterly variations in operating results, announcements of the status or results of development projects or technological innovations by the Company or its competitors, government regulation and other events or factors. The volatility in market prices may be unrelated to the operating performance of particular companies. These market fluctuations have in the past materially adversely affected the market price of the Company's Common Stock, and may have such an effect in the future.

ANTI-TAKEOVER CONSIDERATIONS

     The Board of Directors of the Company has the authority, without any action by the shareholders, to fix the rights and preferences of any shares of the Company's Preferred Stock to be issued from time to time. Pursuant to the Company's Articles of Incorporation, the Board of Directors is divided into three classes of directors, with each director serving a three-year term. Each year only one class of directors is subject to a shareholder vote, and approximately one-third of the directors belongs to each class. A shareholder desiring to control the Board of Directors must participate in two elections of directors to obtain majority representation on the Board of Directors. In addition, as a Minnesota corporation, the Company is subject to certain anti-takeover provisions of the Minnesota

Business Corporation Act. All of these factors could have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids for the Company's Common Stock at a premium over the then prevailing market price of the Common Stock, and may adversely affect the market price of, and the voting and other rights of the holders of, Common Stock.

NO DIVIDENDS

     The Company has never paid or declared a dividend on its capital stock and does not anticipate doing so for the foreseeable future.

                                  THE COMPANY

     Lifecore Biomedical, Inc. develops, manufactures and markets medical and surgical devices through its two divisions, the Hyaluronate Division and the Oral Restorative Division. Further information about Lifecore can be obtained from Lifecore's internet site at www.lifecore.com.

      The Company's Hyaluronate Division is principally involved in the development and manufacture of products utilizing hyaluronate, a naturally-occurring carbohydrate which moisturizes or lubricates the soft tissues of the body. The Hyaluronate Division's primary development project involves INTERGEL Solution, the Company's second generation product for potential application in reducing the incidence of postsurgical adhesions. INTERGEL Solution is intended to reduce the incidence of fibrous tissue adhesions, which commonly form as part of the body's natural healing process when tissues or organs are subject to accidental or surgical trauma. Particularly with respect to abdominal, cardiovascular, orthopedic, reproductive, and thoracic surgeries, these adhesions may cause internal complications that often require costly postsurgical intervention. Industry sources recently estimated the annual cost of treating adhesion complications in the lower abdomen, a common site for the occurrence of adhesions, at $2 billion in the United States.

     The Company produces hyaluronate through a proprietary fermentation process. Currently, the primary commercial use for the Company's hyaluronate is as a component in ophthalmic surgical solutions for cataract surgery. Lifecore is pursuing the development of several other applications of hyaluronate through its strategic alliances with a number of corporate partners for a variety of veterinary, drug delivery and wound care applications. The Company also is leveraging its specialized hyaluronate manufacturing skills to develop and manufacture non-hyaluronate products for medical applications.

     The Company's Oral Restorative Division markets a comprehensive line of titanium-based dental implants for the replacement of lost or extracted teeth. In May 1992, the Company acquired the Sustain Dental Implant System from Bio-Interfaces, Inc. and, in July 1993, acquired Implant Support Systems, Inc. ("ISS"), the manufacturer of the Restore Dental Implant System and the ISS line of compatible components. The Company has enhanced and expanded these product lines since their acquisition. The Division also manufactures and markets tissue regeneration products for the restoration of bone deterioration resulting from periodontal disease and tooth loss. In May 1997, Lifecore acquired the TefGen-Registered Trademark-product line from Bridger Biomed, Inc. The acquisition expanded and complemented the growing line of tissue regenerative products by adding a nonresorbable membrane to address the current clinical practice referred to as guided tissue regeneration. In June 1997, Lifecore further expanded its tissue regeneration business to include soft tissue applications with the addition of AlloDerm-Registered Trademark-Dermal Graft, which the Company distributes on an exclusive basis to the U.S. dental market for LifeCell Corporation ("LifeCell"). This Division's products are marketed in the United States through the Company's direct sales force; in Italy through the Company's subsidiary, Lifecore Biomedical SpA; and in other countries through distributors.

     Lifecore Biomedical, Inc. was incorporated in Minnesota in 1965. As used herein, "Lifecore" or the "Company" refers to Lifecore Biomedical, Inc. and its wholly-owned subsidiaries. The Company's executive offices are located at 3515 Lyman Boulevard, Chaska, Minnesota 55318 and its telephone number is (612) 368-4300. For further information concerning Lifecore, see the documents incorporated by reference herein as described under "Incorporation of Certain Documents by Reference."

                                 SELLING SHAREHOLDER

     The Selling Shareholder is Bridger Biomed, Inc., a Montana
corporation, with its principal offices at 2430 N. 7th Street, Suite 4, Bozeman, Montana 59715 (the "Selling Shareholder"). On May 12, 1997, in connection with the acquisition of the TefGen-Registered Trademark-product line of the Selling Shareholder, the Company issued a Promissory Note in favor of the Selling Shareholder for an aggregate amount of $1,600,000 (the "Note"), pursuant to which the Company has the option to pay the principal and accrued interest thereunder in the form of common stock, $.01 par value,
of the Company.   The Company paid the first installment on the Note on July
10, 1998 in the form of 28,413 shares of unregistered common stock to the
Selling Shareholder.   The number of shares issued to the Selling Shareholder
was determined using a formula based on the quoted market value of the Common Stock as determined on the Nasdaq National Market.

     The following table sets forth certain information, as of August 1, 1998, as to the maximum number of Shares that may be sold by the Selling Shareholder pursuant to this Prospectus.


                                Number               Maximum                  Number
                               of Shares              Number                of Shares
                              Beneficially        of Shares to be          Beneficially
                              Owned Prior         Sold Pursuant to         Owned After
          Name                to Offering         this Prospectus          Offering (1)
------------------------     -------------       -----------------      ------------------
Bridger Biomed, Inc.            28,413                28,413                     0


--------------

(1)  Assumes the sale of all Shares covered by this Prospectus.

                              PLAN OF DISTRIBUTION

     The Shares will be offered and sold by the Selling Shareholder for its own account. Lifecore will not receive any proceeds from the sale of the Shares pursuant to this Prospectus. Lifecore has agreed to pay the expenses of registration of the Shares, including legal and accounting fees.

     The Shares offered hereby may be sold by the Selling Shareholder, from time to time in transactions on the Nasdaq National Market, in brokerage transactions at prevailing market prices or in transactions at negotiated prices. Sales may be made to or through brokers or dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers of Shares for whom such brokers or dealers may act as agent or to whom they may sell as principal, or both. As of the date of this Prospectus, Lifecore is not aware of any agreement, arrangement or understanding between any broker or dealer and the Selling Shareholder.

     The Selling Shareholders and any broker-dealer or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                                       EXPERTS

     The audited financial statements and schedule of the Company as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997 incorporated herein and in the registration statement by reference to the Company's Annual Report on Form 10-K have been audited by Grant Thornton LLP, independent certified public accountants, to the extent set forth in their report included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    LEGAL MATTERS

     The validity of the Shares offered hereby has been passed upon for the Company by Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     SEC Registration Fee. . . . . . . . . . . . .         $92.20
     Accounting Fees and Expenses. . . . . . . . .         $1,000
     Legal Fees and Expenses . . . . . . . . . . .         $5,000
          Total. . . . . . . . . . . . . . . . . .      $6,092.20

     All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by the Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Company's Bylaws provide that the Company may indemnify each director or officer, whether or not then in office (and such person's heirs, executors, and administrators), against reasonable costs and expenses incurred in connection with any action, suit or proceeding to which such person may be made a party by reason of such person's being or having been a director or officer, except in relation to any actions, suits, or proceedings in which such person has been adjudged liable because of willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office. The bylaws further provide that such rights and indemnification shall not be exclusive of any other rights to which the officers and directors may be entitled according to law.

     Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person who was or is made or is threatened to be made a party to any proceeding, by reason of the former or present official capacity (as defined) of such person, against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or complete civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     In addition, the Company has entered into indemnification agreements with each of its directors and officers, which agreements provide for indemnification to the full extent permitted by Minnesota law.

     The Company maintains a standard policy of officers' and directors' insurance.

ITEM 16.  LIST OF EXHIBITS


      5      Opinion of Dorsey & Whitney LLP


      23.1   Consent of Grant Thornton LLP

      23.2   Consent of Dorsey & Whitney LLP (included in Exhibit 5 to this
             Registration Statement)

      24     Power of Attorney


ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 7, 1998.

                                         LIFECORE BIOMEDICAL, INC.



                                         By /s/ James W. Bracke
                                           ----------------------------------
                                           James W. Bracke
                                           President and Chief Executive Officer
                                           and Secretary


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 7, 1998.


Signature                              Title

  /s/ James W. Bracke                  President, Chief Executive Officer,
-------------------------------        Secretary and Director
James W. Bracke                          (principal executive officer)


  /s/ Dennis J. Allingham              Executive Vice President and
-------------------------------        Chief Financial Officer
Dennis J. Allingham                      (principal financial officer)


           *                           Director
-------------------------------
Orwin L. Carter, Ph.D.


                                       Director
-------------------------------
Joan L. Gardner


           *                           Director
-------------------------------
Thomas H. Garrett


           *                           Director
-------------------------------
John C. Heinmiller


           *                           Director
-------------------------------
Donald W. Larson


           *                           Director
-------------------------------
Richard W. Perkins



* By   /s/ James W. Bracke
    ------------------------------
      James W. Bracke
